Exhibit 10.7

TERMINATION AGREEMENT (this “Agreement”), dated as of April 3, 2007, by and among COVALENCE SPECIALTY MATERIALS HOLDING CORP., a Delaware corporation (“CSMHC”), COVALENCE SPECIALTY MATERIALS CORP., a Delaware corporation (“CSMC”) and APOLLO MANAGEMENT V, L.P., a Delaware limited partnership (“Apollo V”).

WHEREAS, CSMHC, CSMC and Apollo V entered into that certain Management Agreement, dated as of February 16, 2006 (the “Covalence Management Agreement”);

WHEREAS, Berry Plastics Corporation, Berry Plastics Group, Inc. (“BPGI”) and Apollo Management VI, L.P., a Delaware limited partnership (“Apollo VI”) entered into that certain Management Agreement, dated as of September 20, 2006 (the “Berry Management Agreement”);

WHEREAS, CSMHC and BPGI have entered into that certain Agreement and Plan of Merger and Corporate Reorganization, dated as of March 9, 2007 (the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement) BPGI will be merged with and into CSMHC, the separate existence of BPGI shall cease and CSMHC will continue its corporate existence under Delaware law as the Surviving Corporation (as defined in the Merger Agreement) and will be renamed “Berry Plastics Group, Inc.” (the “Merger”); and

WHEREAS, pursuant to Section 5.9 of the Merger Agreement BPGI and CSMHC have agreed that, (i) as of no later than immediately prior to the Effective Time, CSMHC shall terminate, as of the Closing Date (as defined in the Merger Agreement), the Covalence Management Agreement, without the payment of any fees thereunder, and (ii) on the Closing Date, the Surviving Corporation shall agree to be bound by the Berry Management Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto:

1. CSMHC, CSMC and Apollo V agree, as of immediately prior to the Effective Time, that the Covalence Management Agreement will be terminated, without the payment of any additional fees thereunder (including, for the avoidance of doubt, the fee payable upon termination of the Covalence Management Agreement pursuant to Section 4(a) thereof), and shall be of no further force and effect, other than the indemnity provisions which shall survive and be binding upon the Surviving Corporation; and

2. CSMHC, as the Surviving Corporation in the Merger, agrees, as of the Closing Date, to be fully bound by the terms of the Berry Management Agreement with the same force and effect as if it were a party thereto on the date thereof.

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

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Signature page to follow.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COVALENCE SPECIALTY MATERIALS
HOLDING CORP.

By:  /s/ Marvin O. Schlanger
Name: Marvin O. Schlanger
Title: Chairman

COVALENCE SPECIALTY MATERIALS
HOLDING CORP.

By:  /s/ Layle K. Smith
Name: Layle K. Smith
Title: President, Chief Executive Officer

COVALENCE SPECIALTY MATERIALS CORP.

By:  /s/ Gail E. Lehman
Name: Gail E. Lehman
Title: Vice President, General Counsel and
Corporate Secretary

APOLLO MANAGEMENT V, L.P.

By: AIF V Management, LLC, its general partner

By:  /s/ Anthony Civale
Name: Anthony Civale
Title:

Acknowledged and Agreed:

APOLLO MANAGEMENT VI, L.P.

By: AIF VI Management, LLC,
its general partner

By:  /s/ Anthony Civale
Name: Anthony Civale
Title:

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